SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2013

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street, 10th Floor
Stamford, Connecticut 06901
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

Charter Communications, Inc. (“Charter”) announced on February 28, 2013, that its subsidiaries, CCO Holdings, LLC and CCO Holdings Capital Corp., priced a previously announced private offering of $1 billion in aggregate principal amount of senior unsecured notes in two tranches due 2021 (the “2021 Notes”) and 2023 (the “2023 Notes” and, collectively with the 2021 Notes, the “Notes”). The 2021 Notes total $500 million in aggregate principal amount and will bear an interest rate of 5.25 percent per annum. The 2023 Notes total $500 million in aggregate principal amount and will bear an interest rate of 5.75 percent per annum. Charter intends to use the net proceeds from the sale of the Notes for general corporate purposes, including to repay existing bank debt.

The Notes will be sold to qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in reliance on Regulation S.

The press release originally announcing the offering of Notes is attached as Exhibit 99.1. The press release announcing the pricing of the Notes is attached as Exhibit 99.2.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description

99.1*	Press release dated February 28, 2013 announcing the offering of the Notes.*
99.2*	Press release dated February 28, 2013 announcing the pricing of the Notes.*
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* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Senior Vice President - Finance, Controller and
Date: March 1, 2013		Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press release dated February 28, 2013 announcing the offering of the Notes.*
99.2*	Press release dated February 28, 2013 announcing the pricing of the Notes.*

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* filed herewith